Exhibit 99.1

For More Information, Contact:

James E. Fickenscher/Chief Financial Officer	Gregory Gin
Auxilium Pharmaceuticals, Inc.	Lazar Partners, Ltd.
(484) 321-5900	(212) 867-1762
jfickenscher@auxilium.com	ggin@lazarpartners.com

Auxilium Pharmaceuticals Announces Sale of Common Stock

MALVERN, PA (Sept. 15, 2006) – Auxilium Pharmaceuticals, Inc. (NASDAQ: AUXL) announced today that it has entered into definitive agreements with certain institutional investors to sell 5.5 million shares of its common stock at a price of $8.50 per share, resulting in proceeds net of offering expenses and placement agency fees of approximately $43.3 million. Auxilium is offering all of the shares of common stock pursuant to an effective registration statement previously filed with the Securities and Exchange Commission. The offering is expected to close on or before September 20, 2006 and is subject to certain closing conditions.

The Company expects to use the net proceeds from the sale of these securities for general corporate purposes, including working capital, product development and capital expenditures.

Thomas Weisel Partners LLC served as lead placement agent, and Roth Capital Partners, LLC acted as co-placement agent for the transaction. Copies of the final prospectus relating to this offering may be obtained from Thomas Weisel Partners LLC, One Montgomery Street, San Francisco, California 94104.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

About Auxilium

Auxilium Pharmaceuticals, Inc. is a specialty pharmaceutical company with a focus on developing and marketing products for urology, sexual health and other indications within specialty markets. Auxilium markets Testim® 1%, a topical testosterone gel, for the treatment of hypogonadism through its sales and marketing team. Auxilium has five projects in clinical development. For additional information, visit http://www.auxilium.com.

SAFE HARBOR STATEMENT

This release contains “forward-looking-statements” within the meaning of The Private Securities Litigation Reform Act of 1995, including, but not limited to, statements regarding the proceeds raised in connection with the offering, the anticipated closing date of the offering, and the use of proceeds from the offering. All statements other than statements of historical facts contained in this release, including but not limited to, statements regarding future expectations, plans and prospects for the Company, financial guidance and other statements containing the words “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “should,” “plan,” “expect,” and similar expressions, as they relate to the Company, constitute forward-looking statements. Actual results may differ materially from those reflected in these forward-looking statements due to various factors, including general financial, economic, regulatory and political conditions affecting the biotechnology and pharmaceutical industries and those discussed in the Company’s Annual Report on Form 10-K for the period ended December 31, 2005 and the Company’s Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2006 under the heading “Risk Factors”, which is on file with the Securities and Exchange Commission (the “SEC”) and may be accessed electronically by means of the SEC’s home page on the Internet at http://www.sec.gov or by means of the Company’s home page on the Internet at http://www.auxilium.com under the heading “Investor Relations - SEC Filings.” There may be additional risks that the Company does not presently know or that the Company currently believes are immaterial which could also cause actual results to differ from those contained in the forward-looking statements. Given these risks and uncertainties, any or all of these forward-looking statements may prove to be incorrect. Therefore, you should not rely on any such factors or forward-looking statements.

In addition, forward-looking statements provide the Company’s expectations, plans or forecasts of future events and views as of the date of this release. The Company anticipates that subsequent events and developments will cause the Company’s assessments to change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s assessments as of any date subsequent to the date of this release.